Exhibit 32

Section 1350 Certifications

Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Acting Chief Financial Officer of Independence Bancshares, Inc. (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.
The quarterly report of the Company for the period ended September 30, 2011 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: November 4, 2011	By: /s/ Lawrence R. Miller Lawrence R. Miller Chief Executive Officer (Principal Executive Officer)

Date: November 4, 2011	By: /s/ Kimberly D. Barrs Kimberly D. Barrs Acting Chief Financial Officer (Principal Financial and Accounting Officer)